Exhibit 10.20

                      AMENDED AND RESTATED PROMISSORY NOTE

   THIS AMENDED AND RESTATED PROMISSORY NOTE AMENDS AND RESTATES THAT CERTAIN
                    OCTOBER 28, 2002 LOAN AGREEMENT AND NOTE

$705,000.00                                                    December 31, 2004
                                                              St. Marys, Georgia

      FOR VALUE RECEIVED, the undersigned, AmeriFirst, Inc., a Delaware corporation, whose address is 814 N. A1A, Suite 300, Ponte Vedra Beach, Florida 32082 (the "Borrower"), hereby promises to pay to the order of Irving Y. Strickstein Revocable Living Trust (the "Lender"), whose address is 2267 Shankin Drive, Walled Lake, Michigan 48390, the principal sum of SEVEN HUNDRED FIVE THOUSAND and no/100 Dollars ($705,000.00). This Note is the Amended and Restated Infinity Note referred to in Section 5.4 of that certain Recapitalization Agreement dated of even date herewith by and between Borrower, Lender and certain other stockholders of Borrower (the "Recapitalization Agreement"). Capitalized terms used and not otherwise defined in this Note shall have the meanings assigned thereto in the Recapitalization Agreement. This Note shall be governed by the following provisions:

      1. Advances; Current Amount Due. The Borrower and the Lender acknowledge and agree that Lender has previously made advances to Borrower from proceeds of the sales of common stock in Infinity, Inc. ("Infinity") in various amounts and at various times, but that Lender has no further obligation under any agreement to make additional advances to Borrower. The Borrower and Lender agree that the amount now due from Borrower to Lender, as of the date hereof, and inclusive of accrued and unpaid interest, is $705,000.00. The Borrower agrees to repay the amounts outstanding hereunder only by purchasing and transferring to Lender 163,418 shares of common stock of Infinity in full satisfaction of all amounts due hereunder and not by any other method of payment.

      2. Payments. Subject to the provisions of Section 1.6 of the Recapitalization Agreement, the Borrower will apply one hundred percent (100%) of its Net Operating Income to the purchase of stock in Infinity to be delivered to Lender in repayment of this Note. This Note shall be due and payable in full on September 10, 2014.

      3. Prepayments. The Borrower shall be entitled to prepay this Note in common stock of Infinity and by no other means of payment, in whole or in part, at any time without penalty.

      4. Default. Nonpayment of principal, any fee or any other amount due hereunder as and when due and payable shall be considered an Event of Default hereunder.

If any Event of Default shall occur, the Lender may declare the outstanding principal of this Note, and all other amounts payable under this Note to be forthwith due and payable. Thereupon, the outstanding principal of this Note and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

      5. Expenses. The Borrower and all parties liable for the payment of this Note agree to pay the Lender all costs incurred by it in connection with the collection of this Note. Such costs include, without limitation, fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise, and any brokerage commissions or transfer fees.

      6. Miscellaneous. The Borrower and all sureties, endorsers and guarantors of this Note shall make all payments hereunder in common stock of Infinity by delivering same to the Lender at such address as the Lender may designate in writing. The remedies of the Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Lender and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Michigan law and shall be binding on the successors and assigns of the parties hereto. The term "Lender" as used herein shall mean any holder of this Note.

                                       AMERIFIRST, INC.

                                       By: /s/ John G. Tooke
                                           -------------------------------------
                                           John G. Tooke, President

STATE OF GEORGIA
COUNTY OF CAMDEN

      The foregoing instrument was executed, acknowledged and delivered before me this 30th day of January 2005, by John G. Tooke. He is personally known to me or has produced Florida Drivers ID as identification and did, in my presence, execute this Promissory Note to and in favor of the forenamed Lender and delivered the same to me, whereupon I have received same and placed it in Federal Express for overnight delivery to Harry Eisenberg, Jacob & Weingarten, 2301 W. Big Beaver Road, Suite 777, Troy, Michigan 48084, as agent for and on behalf of Lender.

                                       /s/ Kathleen A.  Lenehan
                                       ----------------------------------------
                                       Notary Public, State and County Aforesaid
                                       Print Name: Kathleen A. Lenehan
                                                   -----------------------------
SEAL                                   My commission expires: 3/6/07